UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2003

DIGITAL LIGHTWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware 000-21669 95-4313013 (State or Other Jurisdiction (Commission File Number) (IRS Employer of Incorporation) Identification No.)

15550 Lightwave Drive

Clearwater, Florida  33760

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (727) 442-6677

The matters discussed in this current report include certain forward-looking statements that involve risks and uncertainties, including the risks detailed from time to time in the SEC reports of Digital Lightwave, Inc., including the reports on Form 10-K and Form 10-Q.  These statements are only predictions, and actual results could differ materially from those projected in the forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date of filing, and we assume no obligation to update any such forward-looking statements.

Item 5.  Other Events and Required FD Disclosure.

Compromise and Settlement Agreement

As previously disclosed, a judgment for approximately $5.2 million inclusive of interest, costs and attorneys' fees was granted against Digital Lightwave, Inc. ("Digital") during 2002 in connection with a dispute with Seth P. Joseph, a former Digital employee.  Approximately $1.0 million of such judgment was settled with the proceeds of an escrow account that had been deposited by Digital with the Circuit Court for legal fees and interest associated with this action.  Digital also posted a $4.8 million bond (the "Bond") issued by Fidelity and Deposit Company of Maryland, now known as Zurich American Insurance Company ("Fidelity"), to enable it to appeal the remainder of the arbitration award in the amount of approximately $4.0 million (the "Final Judgment").  On April 23, 2003, the appellate court affirmed the decision and judgment of the Circuit Court. Digital was unable to pay the Final Judgment.  Upon a motion for disbursement of bond proceeds, the Circuit Court ordered Fidelity to pay the Final Judgment, inclusive of prejudgment interest, totaling approximately $4.5 million, by June 16, 2003, plus interest for each additional day thereafter until paid.  Pursuant to a motion to determine amount of appellate attorneys' fees, costs and expenses, on June 10, 2003, the Circuit Court awarded Mr. Joseph appellate attorneys' fees and costs, in an amount that is yet to be determined by court order (the "Attorneys' Fees and Costs Judgment"), and Digital has notified Fidelity that it will be unable to pay the Attorneys' Fees and Costs Judgment.

In connection with the foregoing, on June 13, 2003, Digital and Fidelity entered into a Compromise and Settlement Agreement (the "Agreement").  Under the terms of the Agreement, Digital is required to pay to Fidelity 60% of the amount paid by Fidelity under the Final Judgment and the Attorneys' Fees and Costs Judgment as follows: (a) within 10 days of the date Fidelity makes payment on each Judgment, Digital shall pay to Fidelity 35% of the amount paid by Fidelity on such Judgment; (b) thereafter, as to each Judgment, within 30 days of the first payment, Digital shall pay to Fidelity an additional 10% of the amount paid by Fidelity on such Judgment; (c) within 30 days of the second payment, Digital shall pay an additional 10% of the amount paid by Fidelity on such Judgment; and (d) within 60 days of the third payment, Digital shall pay an additional 5% of the amount paid by Fidelity on such Judgment.  On June 18, 2003, Fidelity paid the Final Judgment plus interest in the amount of $4,484,414.39.  Optel (as defined below) has funded the first settlement payment to be made by Digital under the Agreement.

Upon payment in full by Digital in accordance with the terms of the Agreement, Fidelity shall provide to Digital a release from any and all obligations and liabilities to Fidelity under the Bond, the Final Judgment and the Attorneys' Fees and Costs Judgment, and an assignment of all of Fidelity's rights under the Final Judgment and the Attorneys' Fees and Costs Judgment.  If Digital does not timely perform its obligations under the Agreement, or in the event that Digital files or is the subject of a petition for relief pursuant to Title 11 of the United States Bankruptcy Code and Fidelity is required or compelled to return any portion of Digital's payments under the Agreement, the Final Judgment and the Attorneys' Fees and Costs Judgment, plus interest and attorneys' fees and costs allowed under the Agreement, less any payments by Digital under the Agreement retained by Fidelity, shall be reinstated as the obligation owed to Fidelity by Digital.  In addition, in the event that Digital files or is the subject of a petition for relief pursuant to Title 11 of the United States Bankruptcy Code and Fidelity is required or compelled to return any portion of Digital's payments under the Agreement, the release and assignments provided by Fidelity to Digital shall be void and of no effect.

Additional details regarding the dispute with Mr. Joseph are set forth in Digital's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, under "Part I - Item 2. Legal Proceedings" and Digital's Current Report on Form 8-K filed on May 8, 2003, under "Item 5. Other Events and Required FD Disclosure."

The Agreement is attached to this Current Report on Form 8-K as an exhibit and is incorporated herein by reference.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such document.

$2.0 Million Loan from Optel

On June 26, 2003, Digital borrowed $2.0 million from Optel, LLC ("Optel") pursuant to a Secured Promissory Note (the "Optel Note").  Optel is an entity controlled by Digital's majority shareholder and current chairman of the board of directors, Dr. Bryan Zwan.  The Optel Note (a) bears interest at an annual rate equal to 10% per annum, (b) is secured by a first priority interest in substantially all of the assets of Digital pursuant to a  Tenth Amended and Restated Security Agreement, dated as of June 26, 2003 (the "Security Agreement"), and (c) may be prepaid at any time.  Digital will use a portion of the proceeds from the Optel Note to make the first settlement payment to Fidelity required under the Agreement and the remainder of the proceeds for general corporate and working capital purposes.  The Optel Note matures on July 31, 2004, unless certain specified events occur accelerating the maturity.  Digital's total indebtedness to Optel is now approximately $6.5 million, exclusive of accrued interest.

The Optel Note and the Security Agreement are attached hereto as exhibits and are incorporated herein by reference.  The foregoing summary does not purport to be complete and is qualified in its entirety by references to the Optel Note and the Security Agreement.

Digital has insufficient short-term resources for the payment of its current liabilities.  Various creditors have contacted us in order to demand payment for outstanding liabilities owed to them and some creditors have commenced legal proceedings against Digital.  We are in discussions with our creditors in order to restructure our outstanding liabilities.  In order to alleviate Digital's working capital shortfall, we are attempting to raise additional debt and/or equity financing. On June 26, 2003, Optel terminated the commitment letter dated April 15, 2003 for the provision of a $10.0 million credit facility to Digital, and notified Digital that it does not intend to provide it with the credit facility as contemplated therein, due to Digital's failure to achieve certain financial and restructuring objectives.  Optel has advised Digital that it will nonetheless be willing to consider requests from Digital for additional funds, but will only make advances in its sole discretion.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Financial Statements of Businesses Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Not applicable.

(a)

Exhibits.

10.1

Compromise and Settlement Agreement dated June 13, 2003 by and between Digital Lightwave, Inc. and Fidelity and Deposit Company of Maryland.

10.2

Secured Promissory Note, dated as of June 26, 2003, between Digital Lightwave, Inc. and Optel, LLC.

10.3

Tenth Amended and Restated Security Agreement, dated as of June 26, 2003, between Digital Lightwave, Inc. and Optel, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date: June 27, 2003 By: /s/ JAMES GREEN James Green Chief Executive Officer and President

EXHIBIT INDEX

Number

Description

10.1

 Compromise and Settlement Agreement dated June 13, 2003 by and between Digital Lightwave, Inc. and Fidelity and Deposit Company of Maryland.

10.2

 Secured Promissory Note, dated as of June 26, 2003, between Digital Lightwave, Inc. and Optel, LLC.

10.3

 Tenth Amended and Restated Security Agreement, dated as of June 26, 2003, between Digital Lightwave, Inc. and Optel, LLC.